UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of MyoKardia, Inc. (the “Company”) held on June 7, 2016:

(i) The election of two Class I directors, as nominated by the Board of Directors, to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(ii) The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016; and

(iii) The ratification of the Company’s 2015 Stock Option and Incentive Plan.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2016.

The number of shares of common stock entitled to vote at the Annual Meeting was 27,016,081. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 19,633,880. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)	Election of Class I Directors.

Director Nominee	Votes For	Votes Withheld
Kevin P. Starr	17,317,641	1,748,496
Sunil Agarwal, M.D.	19,025,224	40,913

There were 567,743 broker non-votes regarding the election of directors.

(b)	Ratification of Auditors.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of the voting included 19,617,414 votes for, 16,466 votes against, and zero votes abstained. There were zero broker non-votes regarding this proposal.

(c)	Ratification of the Company’s 2015 Stock Option and Incentive Plan.

Stockholders ratified the Company’s 2015 Stock Option and Incentive Plan. The results of the voting included 13,718,273 votes for, 5,347,845 votes against, and 19 votes abstained. There were 567,743 broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016	MyoKardia, Inc.

	By:	/s/ Steven Chan
Steven Chan
Vice President, Corporate Controller (principal financial and accounting officer)